Exhibit 1.1


                                    VIACOM INC.

                              UNDERWRITING AGREEMENT

                                STANDARD PROVISIONS
                               (OFFERED SECURITIES)


                                             , 1995
                               ----------- --


            From time to time, Viacom Inc., a Delaware corporation (the "Company"), and Viacom International Inc., a Delaware corporation (the
   -------
  "Guarantor"), may enter into one or more underwriting agreements that provide
   ---------
  for the sale of designated securities to the several underwriters named therein. The standard provisions set forth herein will be incorporated by reference in any such underwriting agreement (an "Underwriting Agreement").
                                                    ----------------------
  The Underwriting Agreement, including the provisions incorporated therein by reference, is herein referred to as this Agreement. Capitalized terms used
                                      --------------
  but not defined herein shall have the meaning ascribed thereto in the applicable Underwriting Agreement.


            The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement, including a prospectus, relating
        ----------
  to the Offered Securities, and has filed with, or transmitted for filing to, or shall promptly hereafter file with or transmit for filing to, the Commission a prospectus supplement (the "Prospectus Supplement") specifically
                                           ---------------------
  relating to the Offered Securities pursuant to Rule 424 under the Securities Act of 1933, as amended (the "Securities Act"). The term Registration
                                --------------              ------------
  Statement means the registration statement as amended to the date of this
  ---------
  Agreement.  The term Base Prospectus means the prospectus included in the
                       ---------------
  Registration Statement.  The term Prospectus means the Base Prospectus
                                    ----------
  together with the Prospectus Supplement.  The term preliminary prospectus
                                                     ----------------------
  means a preliminary prospectus supplement specifically relating to the Offered Securities together with the Base Prospectus. As used herein, the terms "Registration Statement," "Base Prospectus," "Prospectus" and "preliminary prospectus" shall include in each case the documents, if any, incorporated by reference therein. The terms "supplement," "amendment" and "amend" as used herein shall include all documents deemed to be incorporated by reference in the Prospectus that are filed subsequent to the date of the Base Prospectus by the Company or the Guarantor with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").
                                                           ------------

            1.   Representations and Warranties.  The Company represents and
                 ------------------------------
  warrants to each of the Underwriters that:

            (a) No stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the Company's knowledge, are threatened by the Commission.

            (b) The Company and the Guarantor each has been duly incorporated, is validly existing as a corporation in good standing under the laws of Delaware, and has the corporate power and authority to own its property and to conduct its business as described in the Prospectus.

            (c) All the outstanding shares of capital stock of the Guarantor have been duly authorized and validly issued, are fully paid and nonassessable, and are wholly owned by the Company, free and clear of any lien, adverse claim, security interest, equity or other encumbrance, except as described in the Prospectus and except for such liens, adverse claims, security interests or equity or other encumbrances that are in the aggregate immaterial to the Company and its subsidiaries taken as a whole.


            [(d) [1] The Indenture dated as of          among the Company, the
                                           --------
       Guarantor and The First National Bank of Boston, as trustee (the
       "Trustee") relating to the Debt Securities [(the "Senior Debt
        -------                                          -----------
       Indenture")] [(the "Senior Subordinated Debt Indenture")][(the
       ---------           ----------------------------------
       "Subordinated Debt Indenture")], has been duly qualified under the
        ---------------------------
       Trust Indenture Act of 1939, as amended (the "TIA"),  has been duly
                                                     ---
       authorized, executed and delivered by the Company and the Guarantor and, assuming the due authorization, execution and delivery by the Trustee, is a valid and binding agreement of the Company and the Guarantor, enforceable in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability (regardless of whether considered in a proceeding in equity or at law). The Company has filed an application for the purposes of determining the eligibility of the Trustee under the Indenture to act under subsection (a) of Section 310 of the TIA in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the TIA (the "Trustee Application")[, and the
                                                -------------------
       Company has been informed by the Commission that the Commission has declared the Trustee Application effective].]


            [(d)[2] The Contingent Value Rights Agreement dated ________ between the Company and Harris Trust and Savings Bank, CVR trustee (the "CVR Trustee"), relating to the CVRs (the "CVR
                     -----------                               ---
       Agreement"), has been duly qualified under the Trust Indenture
       ---------
       Act of 1939, as amended (the "TIA"), has been duly authorized,
                                     ---
       executed and delivered by the Company and, assuming the due authorization, execution and delivery by the CVR Trustee, is a valid and binding agreement of the Company, enforceable in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability (regardless of whether considered in a proceeding in equity or at law). The Company has filed an application for the purposes of determining the eligibility of the CVR Trustee under the CVR Agreement to act under subsection (a) of Section 310 of the TIA in accordance with the rules and regulations prescribed by the Commission under
       Section 305(b)(2) of the TIA (the "CVR Trustee Application") [,
                                          -----------------------
       and the Company has been informed by the Commission that the Commission has declared the CVR Trustee Application effective].]

            [(e)[1] The [Debt Securities] [CVRs] have been duly authorized by the Company [and the guarantees (the "Guarantees") endorsed on such Debt Securities have been duly authorized by the Guarantor] and, when executed and authenticated in accordance with the provisions of the [relevant Indenture] [CVR Agreement] and delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting
       Agreement, the [Debt Securities] [and the Guarantees] [CVRs] will be entitled to the benefits of the [[relevant] Indenture] [CVR Agreement], and will be valid and legally binding obligations of the Company [and the Guarantor, respectively], in each case enforceable in accordance with their respective
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                                         3

       terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting creditors' rights generally and (ii) rights of acceleration, if any, and the availability of equitable remedies may be limited by equitable principles of general applicability (regardless of whether considered in a proceeding in equity or at law).]

            [(e)[2]   The Offered Securities have been duly authorized by the
       Company and, when delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and nonassessable.] [The authorized capital stock of the Company and the Offered Securities conform as to legal matters to the descriptions thereof contained in the Prospectus.]

            (f) This Agreement has been duly authorized, executed and delivered by the Company [and the Guarantor].


            (g) The execution and delivery by the Company and the Guarantor of, and the performance by the Company and the Guarantor of their respective obligations under, this Agreement, [the Senior Debt Indenture], [the Senior Subordinated Debt Indenture], [the
       Subordinated Debt Indenture], [the CVR Agreement] [the certificate of designation relating to the Offered Securities,] and the Offered Securities will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or the Guarantor or any material agreement or other instrument to which the Company or the Guarantor is a party or known to the Company to be binding upon the Company or the Guarantor or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or the Guarantor, except, in any such case, for such contraventions as would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.


            (h)(i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became effective, did not contain and each such part, as amended or supplemented, if applicable, will not contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading,
       (iii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph (h) do not apply to statements or omissions in the Registration Statement or the Prospectus or supplement or amendment thereto based upon information concerning any Underwriter furnished to the Company in writing by such Underwriter through the Manager expressly for use therein.

            [(i) The Offered Securities have been approved for listing, upon official notice of issuance, on the American Stock Exchange.]

            [(j) The Company and each of its subsidiaries have complied in all material respects with all provisions of Section 517.075, Florida Statutes (Chapter 92-198, Laws of Florida).]


            2.   Public Offering.  The Company is advised by the Manager that
                 ---------------
  the Underwriters propose to make a public offering of their respective portions of the Offered Securities as soon after this Agreement has been entered into as in the Manager's judgment is advisable. The terms of the public offering of the Offered Securities are set forth in the Prospectus.


            3.   Purchase and Delivery.  Payment for the Offered Securities
                 ---------------------
  shall be made by certified or official bank check or checks payable to the order of the Company in New York Clearing House funds at the time and place set forth in the Underwriting Agreement, upon delivery to the Manager for the respective accounts of the several Underwriters of [certificates in definitive form for] the Offered Securities, registered in such names and in such denominations as the Manager shall request in writing not less than two full business days prior to the date of delivery, with any transfer taxes payable in connection with the issuance and delivery of the Offered Securities to the Underwriters duly paid.

            4.   Conditions to Closing.  The several obligations of the
                 ---------------------
  Underwriters hereunder are subject to the following conditions:

            (a) (i) There shall not have occurred any change in the financial condition, earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus, that, in the reasonable judgment of the Manager, is material and adverse and that makes it, in the good faith judgment of the Manager, impracticable to market the Offered Securities on the terms and in the manner contemplated in the Prospectus; and

                  (ii) The representations and warranties of the Company contained in this Agreement shall be true and correct as of the Closing Date and the Company and the Guarantor each shall have complied in all material respects with all of the agreements and satisfied in all material respects all of the conditions on its part to be performed or satisfied on or before the Closing Date, and the Manager shall have received a certificate, dated the Closing Date and signed by executive officers of the Company, to that effect.

            (b) The Manager shall have received on the Closing Date (i) an opinion of the General Counsel or special securities counsel of the Company, to the effect set forth in Exhibit A hereto, (ii) an opinion of outside counsel to the Company, to the effect set forth in Exhibit B hereto and (iii) an opinion of outside counsel to the Manager, in form and substance reasonably satisfactory to the Manager, with respect to such matters as the Manager may reasonably request, in each case dated the Closing Date.


            (c) The Manager shall have received on the date of this Agreement and on the Closing Date a letter or letters, dated such date, from the Company's independent auditors (and, if appropriate in order to provide the following statements and information, from other independent public accountants), containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Registration Statement and the Prospectus.

            [(d) [1] The Trustee Application shall have become effective.]

            [(d) [2] The CVR Trustee Application shall have become effective.]


            5.   Covenants of the Company and the Guarantor.  In further
                 ------------------------------------------
  consideration of the agreements of the Underwriters contained herein, the Company and the Guarantor, jointly and severally, covenant as follows:

            (a) To furnish the Manager, without charge, a signed copy of the Registration Statement (including exhibits and all amendments thereto but excluding documents incorporated by reference therein) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without any exhibits and documents incorporated therein by reference) and, during the period mentioned in paragraph (c) below, as many copies of the Prospectus, any supplements and amendments thereto or to the Registration Statement as the Manager may reasonably request.


            (b) To furnish to the Manager a copy of each amendment (except any amendment incorporated by reference) or supplement to the Registration Statement or the Prospectus immediately prior to the time of the filing thereof.


            (c) If, during such period after the first date of the public offering of the Offered Securities as in the reasonable opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with law, forthwith to notify the Manager thereof and prepare, file with the


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                                         6

       Commission and furnish, at its own expense, to the Underwriters either amendments or supplements to the Prospectus, so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as so amended or supplemented, will comply with law; provided, however, that any costs
                                           --------  -------
       incurred by the Company pursuant to this paragraph (c) or paragraph (a) of this Section 5 after three months from the date of the applicable Underwriting Agreement shall be at the expense of the Underwriters and shall be reimbursed by the Manager as incurred by the Company.

            (d) To cooperate with the Manager and counsel for the Underwriters to qualify the Offered Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Manager shall reasonably request and to maintain such qualifications for one year after the date of the Underwriting Agreement and to pay all expenses (including filing fees and the reasonable fees and disbursements of counsel), against receipt of detailed invoice therefor, in connection with such qualification.

            (e) To make generally available to the Company's security holders and to the Manager as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder covering a twelve-month period beginning on the first day of the Company's first full fiscal quarter next following the date of the Underwriting Agreement.

            (f) During the period beginning on the date of the Underwriting Agreement and continuing to and including the Closing Date, not to offer, sell or contract to sell any securities of the Company substantially similar to the Offered Securities (other than (i) the Offered Securities, (ii) commercial paper issued in the ordinary course of business, (iii) pursuant to stock option plans and other similar employee benefit programs or (iv) pursuant to the terms of securities outstanding or contracts existing on the date of the Underwriting Agreement), without the prior written consent of the Manager, which consent will not be unreasonably withheld.

            (g) To advise you, promptly after it shall receive notice or obtain knowledge thereof, of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, of the suspension of the qualification of the Offered Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose, and it will promptly use its reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued.


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                                         7


            [(h) To use its reasonable efforts to have the Offered Securities [if Preferred Stock] listed, subject to notice of issuance, on the American Stock Exchange prior to or concurrently with the Closing Date.]



            6.   Indemnification and Contribution.  The Company agrees to
                 --------------------------------
  indemnify and hold harmless each Underwriter and each person, if any, who controls such Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (collectively, "Losses") caused by
                                                          ------
  any untrue statement or allegedly untrue statement of a material fact contained in the Registration Statement or in any amendment thereto as to which such Losses relate, or in any preliminary prospectus or the Prospectus (or in any amendment thereof or supplement thereto as to which such losses relate, if the Company shall have furnished any amendments thereof or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this indemnity
                                         --------  -------
  does not apply to any Losses to the extent arising out of any untrue statement or omission or allegedly untrue statement or omission based upon information furnished to the Company in writing by any Underwriter through the Manager expressly for use in the Registration Statement (or any amendment thereto), or in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); provided further, that the foregoing indemnity with
                          -------- -------
  respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such Losses purchased Offered Securities, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Offered Securities to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such Losses; provided
                                                                        --------
  further, that the foregoing indemnity contained in this paragraph with
  -------
  respect to the Prospectus shall not inure to the benefit of any Underwriter, or to the benefit of any person who controls such Underwriter, in respect of any Losses asserted by a person who purchased Offered Securities from such Underwriter and arising out of or based upon an untrue statement or omission or alleged untrue statement or omission in the Prospectus, if such untrue statement or omission or alleged untrue statement or omission is corrected in an amendment or supplement to the Prospectus and if, having previously been furnished by or on behalf of the Company with copies of the Prospectus as so amended or supplemented, such Underwriter thereafter fails to deliver or cause to be delivered such Prospectus as amended or supplemented prior to or concurrently with the sale of Offered Securities to the person asserting such Losses.


            Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to each Underwriter, but only to the extent arising out of information furnished to the Company by such Underwriter in writing through the Manager



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                                         8

  expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

            In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the "indemnified party") shall promptly notify the person against whom such
   -----------------
  indemnity may be sought (the "indemnifying party") in writing and the
                                ------------------
  indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the reasonable attorneys' fees and expenses in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to one local counsel for all proceedings or related proceedings in any jurisdiction) for all such indemnified parties and that all such reasonable fees and expenses shall be reimbursed as they are incurred. Such firm or local counsel shall be designated in writing by the Manager, in the case of parties indemnified pursuant to the second preceding paragraph, and by the Company, in the case of parties indemnified pursuant to the first preceding paragraph. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

            If the indemnification provided for in the first or second paragraph in this Section 6 is unavailable to an indemnified party in respect of any Losses referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Underwriters from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause
  (i)


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                                         9

  above but also the relative fault of the Company and of the Underwriters in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Underwriters in connection with the offering of the Offered Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of such Offered Securities (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus Supplement, bear to the aggregate public offering price of the Offered Securities. The relative fault of the Company and of the Underwriters shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

            The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the Losses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or allegedly untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' respective obligations to contribute pursuant to this Section 6 are several in proportion to the respective [principal amounts/number of shares] of Offered Securities purchased by each of such Underwriters and not joint.

            The indemnity and contribution provisions contained in this Section 6 and the representations and warranties and covenants of the Company and/or the Guarantor contained herein shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company, its directors or officers or any person controlling the Company and (ii) acceptance of and payment for any of the Offered Securities.

            7.   Termination.  This Agreement shall be subject to termination
                 -----------
  in the Manager's absolute discretion, by notice given to the Company, if (a) after the execution and


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                                        10

  delivery of the Underwriting Agreement and prior to the Closing Date
  (i) trading generally shall have been suspended or materially limited on or by, as the case may be, [the American Stock Exchange], (ii) trading of any securities of the Company shall have been suspended on the [American Stock Exchange], (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities, or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the good faith judgment of the Manager, is material and adverse and
  (b) in the case of any of the events specified in clauses (a)(i) through
  (iv), such event, singly or together with any other such event, makes it, in the good faith judgment of the Manager, impracticable to market the Offered Securities on the terms and in the manner contemplated in the Prospectus.

            8.   Defaulting Underwriters.  If on the Closing Date any one or
                 -----------------------
  more of the Underwriters shall fail or refuse to purchase Offered Securities that it has or they have agreed to purchase on such date, and the aggregate amount of Offered Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate amount or number, as the case may be, of the Offered Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the amount or number, as the case may be, of Offered Securities set forth opposite their respective names above bears to the aggregate amount or number, as the case may be, of Offered Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Manager may specify, to purchase the Offered Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided
                                                                      --------
  that in no event shall the amount or number, as the case may be, of Offered Securities that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such amount of Offered Securities without the written consent of such Underwriter. If on the Closing Date any Underwriter or Underwriters shall fail or refuse to purchase Offered Securities and the aggregate amount or number, as the case may be, of Offered Securities with respect to which such default occurs is more than one-tenth of the aggregate amount or number, as the case may be, of Offered Securities to be purchased on such date, and arrangements satisfactory to the Manager and the Company for the purchase of such Offered Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either the Manager or the Company shall have the right to postpone the Closing Date but in no event for longer then seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

            If this Agreement shall be terminated by the Manager because of any failure by the Company or the Guarantor to comply in all material respects with the terms or to fulfill any of the material conditions of this Agreement, or if the sale of the Offered

  Securities provided for herein is not consummated on the Closing Date because any condition to the obligations of the Underwriters set forth in Section 4 hereof is not satisfied, then the Company will reimburse the Underwriters, severally, upon demand for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder against receipt of a detailed invoice therefor. Termination pursuant to Section 7 hereof shall not require reimbursement pursuant to this paragraph.

            9.   Miscellaneous.  The Underwriting Agreement may be signed in
                 -------------
  any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

            This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

            10.  Headings.  The headings of the sections of this Agreement have
                 --------
  been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

                              UNDERWRITING AGREEMENT


                                                                          , 199
                                                          ------------- --     -


  VIACOM INC.
  VIACOM INTERNATIONAL INC.
  c/o Viacom Inc.
  1515 Broadway
  New York, New York  10036


  Dear Sirs:

            We (the "Manager") are acting on behalf of the underwriter or
                     -------
  underwriters (including ourselves) named below (such underwriter or underwriters being herein called the "Underwriters"), and we understand that
                                        ------------
  Viacom Inc. (the "Company") proposes to issue and sell [[Principal Amount]
                    -------
  aggregate [initial offering price/principal amount] of [Full title of Debt Securities], guaranteed by Viacom International Inc. (the "Guarantor") (the
                                                             ---------
  "Debt Securities")]/[Number of shares] of [Full Title of Preferred Stock (the
   ---------------
  "Preferred Stock")]/[Number of CVRs] (the "CVRs")].  The Debt Securities,
   ---------------                          ----
  the CVRs and the Preferred Stock are also hereinafter referred to as the "Offered Securities".  [All references herein, and in the document
       ------------------
  entitled Viacom Inc. Underwriting Agreement Standard Provisions (Offered Securities) described in the penultimate paragraph hereof, to the Debt Securities or the Offered Securities include the guarantees of the Guarantor described above in this paragraph whenever the context permits.]

            Subject to the terms and conditions set forth or incorporated by reference herein, the Company hereby agrees to sell and the Underwriters agree to purchase, severally and not jointly, the [principal amount] [number of shares] [number] of Offered Securities set forth below opposite their
  respective names at a purchase price [of    % of the principal amount of Debt
                                          ---
  Securities[, plus accrued interest, if any, from [Date of Debt Securities] to the date of payment and delivery]* [$___ per share]:


  -------------------

  *    To be added only if the transaction does not close flat.

                                          [Principal Amount of/Number of Shares
      Name                                 of/Number of] Offered Securities
      ----                                -------------------------------------

  [Insert U.S. syndicate list]

                            Total . . . .  . .
                                                        ===============


      Name
      ----

  [Insert international syndicate list]

                            Total . . . .  . .
                                                         ===============


                    The Underwriters will pay for the Offered Securities upon delivery thereof at the Company's offices at ____ a.m. (New
          York time) on            , 199 , or at such other time, not later
                        -----------     -
          than 5:00 p.m. (New York time) on            199 , as shall be
                                            ----------    -
          designated by the Manager. The time and date of such payment and delivery are hereinafter referred to as the Closing Date.

                    The Offered Securities shall have the terms set forth in
          the Prospectus dated            , 1994, and the Prospectus
                               -----------
          Supplement dated            , 199 , including the following:
                           -----------     -

          Terms of Debt Securities

                  Maturity Date:              ,
                                 ---------- --  -----

                  Interest Rate:

                  Redemption Provisions:

                  Interest Payment Dates:
                                                                      and                  commencing
                                             ------------------------     ------------- --            --

                                             ---------- --' -------
                                             [(Interest accrues from                         )]*
                                                                     ------------- - '------



          -------------------

          *   To be added only if the transaction does not close flat.

             Form and Denomination:


                  Ranking: The Debt Securities will be [senior/senior subordinated/subordinated] indebtedness of the Company issued under the Indenture dated as of among the Company, Viacom
                            ------------------
                            International Inc. and
                                                   ----------------------- ,
                            as trustee.


                  [Other Terms:]


          Terms of Preferred Stock:

               Dividends:

               Rate:

               Dividend Payment Dates:  _______ __, _______ __, _________
                                        __, and ______ __, commencing
                                        __________ __, 199_; Dividends
                                        cumulate from ________ __, 199_

               Record Dates:  __________ __, ________ __, ________ __, and
                              _______ __

               Liquidation Preference:  $______ per share

               Redemption:

               [Other Terms:]

               [Add lock up, if any]

          Terms of CRVs:

               Title:

               Maturity Date:

               Target Price:

               Valuation Period:

               Method of Determining Current Market Value:

               [Other Terms:]

                  All provisions contained in the document entitled Viacom Inc. Underwriting Agreement Standard Provisions (Offered
          Securities) dated          , 199 , a copy of which is attached
                            ------ --     -
          hereto, are herein incorporated by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein, except that [(i)] if any term defined in such document is otherwise defined herein, the definition set forth herein shall control [and
          (ii) all references in such document to a type of security that is not an Offered Security shall not be deemed to be a part of this Agreement].

                  Please confirm your agreement by having an authorized officer sign a copy of this Agreement in the space set forth below. This Agreement may be signed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

                                         Very truly yours,

                                         [Manager]

                                         On behalf of themselves and the
                                         other Underwriters named herein


                                         By:


                                         By:
                                             -------------------------------
                                            Name:
                                            Title:


          Accepted:

          VIACOM INC.                    VIACOM INTERNATIONAL INC.


          By: _______________________    By: ___________________________

             Name:                          Name:
             Title:                         Title:

                                                                  EXHIBIT A



                     [FORM OF OPINION OF COMPANY GENERAL COUNSEL]


               (i) Each of Viacom and the Guarantor has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on Viacom and its subsidiaries taken as a whole;

               (ii) All outstanding shares of capital stock of the Guarantor have been duly and validly authorized and issued and have been fully paid and are non-assessable, and all outstanding shares of such capital stock are owned by Viacom. Viacom has not granted any security interest in or pledged any of the shares of capital stock of the Guarantor and, to my knowledge, there exists no other claims, liens or encumbrances with respect to such shares.


               (iii) The execution and delivery by Viacom and the Guarantor of, and the performance by Viacom and the Guarantor of their respective obligations under the Underwriting Agreement, the [Senior] [Senior Subordinated] [Subordinated] Debt Indenture, the Debt Securities [and the CVR Agreement] will not contravene (a) any provision of applicable law (including, without limitation, the Communications Act of 1934, as amended), or (b) the Restated Certificate of Incorporation of Viacom or the Certificate of Incorporation of the Guarantor or By-Laws of Viacom or the Guarantor or (c) any agreement or other instrument to which Viacom or the Guarantor or any of their respective subsidiaries is a party or which is binding on Viacom, the Guarantor or any of their respective subsidiaries, of which I have knowledge after due investigation or
          (d) to the best of my knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over Viacom or the Guarantor or any of their respective subsidiaries, except with respect to clauses (c) and (d) any such contravention which will not have a material adverse effect on Viacom and its subsidiaries taken as a whole, and no consent, approval or authorization or order of, or qualification with, any governmental body or agency (including, without limitation, the Federal Communications Commission (the "FCC")) is required for the performance by Viacom or the Guarantor of their respective obligations under the Underwriting Agreement, the [Senior] [Senior Subordinated] [Subordinated] Debt Indenture, the Debt Securities [and the CVR Agreement], except for such consents as have already been obtained and except such as may be required by the securities or Blue Sky laws of the

                                                                          2
          various states in connection with the offer and sale of the Debt Securities by the underwriters;

               (iv) The statements in Viacom's Annual Report on Form 10-K for the year ended December 31, 1994 (the "1994 10-K") under the caption "Business-Regulation" (appearing on pages I-15 through I-23 of the 1994 10-K as filed on EDGAR), insofar as such statements constitute a summary of the legal or governmental matters, documents or proceedings referred to therein, did not as of the date of the Underwriting Agreement, and do not, as of the date hereof, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

               (v) I do not know of any legal or governmental proceeding pending or threatened against Viacom or the Guarantor or to which Viacom or the Guarantor is a party or to which any of the properties of Viacom or the Guarantor is subject that is required to be described in the Registration Statement or the Prospectus and is not so described or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required;

               (vi) Each document filed pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and incorporated by reference in the Registration Statement or the Prospectus, when so filed appears on its face to have been appropriately responsive in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder (except for the financial statements and other financial [and statistical] data included therein, as to which I have not been requested to express an opinion);

               (vii) The Registration Statement and the Prospectus, excluding the documents incorporated by reference therein (except for the financial statements and other financial [and statistical] data included therein or omitted therefrom, as to which I have not been requested to express an opinion), as of their respective effective or issue dates, appear on their face to have been appropriately responsive in all material respects to the requirements of the Securities Act and the rules and regulations of the Commission thereunder;

                    No facts have come to my attention that lead me to believe that the Registration Statement, as of the time the Registration Statement became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of the date of the Underwriting Agreement or as of the date hereof, contained or

                                                                          3
          contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. I express no belief with respect to the financial statements and other financial [and statistical] data included in the Registration Statement or the Prospectus or with respect to the Statement of Eligibility on Form T-1 of the Trustee.

                    [Any aspects of the foregoing opinions relating to certain regulatory matters may be the subject of a separate opinion of special counsel.]

                                                                  EXHIBIT B




                         [FORM OF OPINION OF OUTSIDE COUNSEL]



                    (i) Viacom and the Guarantor each has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

                  [(ii) The Indenture and the CVR Agreement have been duly qualified under the Trust Indenture Act and such Indenture and the CVR Agreement have been duly authorized, executed and delivered by Viacom and the Guarantor and (assuming due authorization, execution and delivery thereof by the Trustee or the CVR Trustee) constitutes a valid and binding agreement of Viacom and the Guarantor enforceable in accordance with its terms, subject to (i) any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar law affecting creditors' rights generally and (ii) the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law)];

                 [(iii) The Debt Securities [and the guarantees endorsed thereon] [and the CVRs] have been duly authorized and executed by Viacom [and the Guarantor, respectively], and, when the Debt Securities [and guarantees] [and the CVRs] have been authenticated in accordance with the provisions of the Indenture [the CVR Agreement] and delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, the Debt Securities [and the guarantees endorsed thereon] [and the CVRs] will have been duly issued and will be entitled to the benefits of the Indenture [the CVR Agreement] and will be valid and legally binding obligations of Viacom [and the Guarantor, respectively, in each case], enforceable in accordance with its terms, except as the enforcement thereof my be limited by any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting creditors' rights generally and except as enforcement thereof is subject to the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law)];

                  [(iv) The shares of Preferred Stock have been duly authorized by Viacom and, when executed by Viacom and delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, will have been validly issued, fully paid and nonassessable];

                    (v) The Offered Securities conform as to legal matters to the description thereof contained in the Prospectus, as amended and supplemented;

                   (vi) The Underwriting Agreement has been duly authorized, executed and delivered by Viacom and the Guarantor;

                  (vii) The Registration Statement and the Prospectus, as amended or supplemented (except for Exhibit 12 to the Registration

                                                                          2
          Statement and the financial statements and other financial [and statistical] data included therein and the Statements of Eligibility on Form T-1 of the Trustee and the CVR Trustee, as to which we have not been requested to express and opinion), excluding the documents incorporated by reference therein, as of their respective effective or issue dates, appear on their face to have been appropriately responsive in all material respect to the requirements of the Securities Act and the rules and regulations of the Commission thereunder;

                 (viii) Each document filed pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and incorporated by reference in the Registration Statement or the Prospectus, as amended or supplemented (except for the financial statements and other financial [and statistical] data contained or incorporated by reference therein, or omitted therefrom, as to which such counsel has not been requested to express an opinion), when so filed with the Commission, appeared on its face to have been appropriately responsive in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder; and

                   (ix) The Registration Statement has become effective under the Act and, to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or, to our knowledge, threatened by the Commission;

                    Such opinion shall also state that, while such counsel has not verified, and is not passing upon and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, such counsel has generally reviewed and discussed such statements with certain officers and employees of the Company, with its counsel and auditors and with the Representatives[s] of the Underwriters, and in the course of such review and discussions, no facts have come to the attention of such counsel that lead them to believe that either the Registration Statement at the time the Registration Statement became effective, (other than Exhibit 12 and the financial statements and other accounting information contained therein or incorporated by reference therein, or omitted therefrom, as to which such counsel has not been requested to comment) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, the date thereof, (other than the financial statements and other accounting information contained therein or incorporated by reference therein, or omitted therefrom, as to which such counsel has not been requested to comment) contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Such counsel need express no belief with respect to the financial statements and

                                                                          3
          other financial [and statistical] data included in the Registration Statement or the Prospectus or with respect to the Statements of Eligibility on Form T-1 of the Trustee and the CVR Trustee. [Such counsel may exclude from the foregoing paragraph matters relating to federal, state and local regulation of the communications businesses of Viacom and its subsidiaries.]